State of Delaware
                                                                         Page 1
                        Office of the Secretary of State
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         I, EDWARD J. FREEL,  SECRETARY  OF STATE OF THE STATE OF  DELAWARE,  DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
         "HARCOR ENERGY, INC.", A DELAWARE CORPORATION,
         WITH AND INTO "SENECA RESOURCES CORPORATION" UNDER THE NAME OF "SENECA RESOURCES CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF PENNSYLVANIA, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF AUGUST, A.D. 1999, AT 10:30 O'CLOCK A.M.
         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.














                                        /s/ Edward J. Freel,
                                        Edward J. Freel, Secretary of State



3090507  8100M
                                        AUTHENTICATION:  9948206
991363817                                         DATE:  08-31-99



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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING
                               HARCOR ENERGY, INC.
                                      INTO
                          SENECA RESOURCES CORPORATION




         SENECA RESOURCES CORPORATION, a corporation organized and existing under the laws of Pennsylvania, DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on June 9, 1913, pursuant to the Business Corporation Law of the Commonwealth of Pennsylvania, the provisions of which permit the merger of a subsidiary corporation of another state and parent corporation organized and existing under the laws of said state.

         SECOND: That this corporation owns one-hundred percent (100%) of the outstanding shares of each class of the stock of Harcor Energy, Inc., a corporation incorporated on May 20, 1987, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That the directors of Seneca Resources Corporation by the following resolutions of its Board of Directors duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, on the 27th day of August, 1999, determined to and did merge into itself said Harcor Energy, Inc.

         FURTHER RESOLVED, that the merger shall be effective on August 31, 1999; and

         FURTHER RESOLVED, that the proper officer of this corporation be and hereby is directed to make and execute a Certificated of Ownership and Merger setting forth a copy of the resolutions to merge said Harcor Energy, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

         FURTHER RESOLVED, that the articles of incorporation and bylaws of Seneca Resources Corporation, the surviving corporation, as they shall exist on the effective date of the Merger will be and remain the articles of incorporation and bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided; and that the directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors have been elected and qualified.

         FOURTH: That this corporation survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Harcor Energy, Inc. as well as for the enforcement of any obligation of the surviving corporation arising from the merger, and it does irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 1201 Louisiana, Suite 400, Houston, Texas 77002.

         IN WITNESS WHEREOF, said Seneca Resources Corporation has caused this Certificate to be signed by Bernard J, Kennedy, the Chairman of the Board of Directors of Seneca Resources Corporation, this 31st day of August, 1999,



                          SENECA RESOURCES CORPORATION



                           By: /s/ Bernard J. Kennedy
                               ----------------------------------
                               Bernard J. Kennedy
                               Chairman of the Board of Directors